[LOGO]  SOVEREIGN  -  SANTANDER




                                        June 29, 2012

Dynasil Corporation of America
239 Cherry Street
Ithaca, New York 14850
Attention:     Richard Johnson,
          Chief Financial Officer.

          Re:   Loan and Security Agreement, dated July 7,  2010,
          between
                Sovereign  Bank, N.A. and Dynasil Corporation  of
          America

Dear Richard:

      Sovereign Bank, N.A., a national banking association (the "Lender"), and Dynasil Corporation of America, a Delaware corporation (the "Borrower"), made, executed and delivered a Loan and Security Agreement, dated July 7, 2010 (as amended, modified or supplemented prior to the date hereof, the "Loan Agreement"). All capitalized terms utilized herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      The Borrower has informed the Lender that the Borrower has, in violation of Section 12(b) of the Loan Agreement, incurred certain indebtedness which is evidenced by certain promissory notes dated as of June 7, 2012, in the original principal amounts totaling $1,857,546.00, executed by the Borrower in favor of certain entities affiliated with Dr. Gerald Entine (the "Entine Indebtedness"). In addition, the Borrower has informed the Lender that the Borrower will not be in compliance, for the fiscal quarter of the Borrower ending on June 30, 2012, with the requirements of the Consolidated Maximum Leverage Ratio covenant set forth in Section 13(a) of the Loan Agreement or with the requirements of the Consolidated Fixed Charge Coverage Ratio covenant set forth in Section 13(b) of the Loan Agreement.

      Subject to execution and delivery by the Borrower of an Amendment No. 3 to Loan and Security Agreement in the form attached hereto as Exhibit A (the "Required Amendment") and compliance by the Borrower with the terms thereof, the Lender hereby agrees to waive (i) the Event of Default caused by the Borrower's breach of Section 12(b) of the Loan Agreement resulting from the incurrence by the Borrower of the Entine Indebtedness, (ii) compliance by the Borrower with the requirements of the Consolidated Maximum Leverage Ratio covenant set forth in Section 13(a) of the Loan Agreement for the fiscal quarter of the Borrower ending on June 30, 2012, and (ii) compliance by the Borrower with the requirements of the Consolidated Fixed Charge Coverage Ratio covenant set forth in
Section 13(b) of the Loan Agreement for the fiscal quarter of the Borrower ending on June 30, 2012. The waiver by the Lender of compliance by the Borrower with the provisions of Section 12(b) of the Loan Agreement shall be specific with respect to the incurrence of the Entine Indebtedness, as set forth herein. The waiver by the Lender of compliance by the Borrower with the Consolidated Maximum Leverage Ratio covenant and the Consolidated Fixed Charge Coverage Ratio covenant shall be specific for the fiscal quarter of the Borrower ending on June 30, 2012 only. Such waivers shall not be construed to be, or operate as, a waiver of any other right of the Lender arising under the Loan Agreement or any other Other Agreement, nor shall they preclude any other present or future exercise of the rights granted to the Lender under the Loan Agreement or any other Other Agreement upon the failure of the Borrower to comply with any other term, covenant or condition contained in the Loan Agreement or in any other Other Agreement or the occurrence of any other Event of Default, including without limitation any Event of Default arising as a result of the Borrower's failure to comply with the Consolidated Maximum Leverage Ratio covenant or the Consolidated Fixed Charge Coverage Ratio covenant for any fiscal period other than the fiscal quarter ending on June 30, 2012.

      This will also confirm that the Borrower has agreed to be responsible for paying or reimbursing the Lender, immediately upon demand, for all fees and expenses incurred by the Lender in connection with the requested waivers granted herein, including without limitation fees of legal counsel.

      If you have any questions concerning the foregoing, please contact me immediately. Unless I hear from you to the contrary, I will assume that the foregoing accurately reflects the understanding which has been reached between the Lender and the Borrower with respect to the subject matter hereof. Please note that the waivers set forth herein shall automatically expire and be deemed to be of no force and effect if the Borrower fails to return to the Lender, on or before June 30, 2012, a countersigned copy of this letter and a fully executed copy of the Required Amendment.

                              Sincerely,

                              SOVEREIGN BANK, N.A.


                              By: ___________________________
                              Name:  Daniel Vereb
                              Title:    Senior Vice President

Accepted and agreed to this
____ day of June, 2012.


DYNASIL CORPORATION OF AMERICA


By: __________________________
Name:   Richard Johnson
Title:     Chief Financial Officer

                            EXHIBIT A

                   FORM OF AMENDMENT NO. 3 TO
                   LOAN AND SECURITY AGREEMENT



See attached.







































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